UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HURON CONSULTING GROUP INC.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

To:	Huron Employees
From:	Hope Katz
Date:	April 30, 2024

If you own shares of Huron common stock as of March 4, 2024, you should have received proxy materials by now for the 2024 Annual Meeting of Stockholders to be held on May 3, 2024 at 11am CT.

1.If you have received proxy materials and you have NOT voted yet, we encourage you to vote your shares.

2.You should have received your proxy materials from your bank or broker, including Fidelity, via email or the Notice of Annual Meeting card via U.S. Mail. You can vote those shares at www.proxyvote.com with your 16-digit control number which was provided via email or reflected on your proxy card.

Employees who cannot find the control number to vote their shares can obtain their control number from their bank or broker. For shares held at Fidelity, employees may call 800-343-3548 and a Fidelity representative will assist with retrieving your control number.

The proxy statement proposals on which you are requested to vote can be reviewed online at www.proxyvote.com.

Regardless of the number of shares you own, it is important that they be represented at the annual stockholders meeting. Your vote matters. Please vote your shares now so that your vote can be counted.

Please let me know if you have any questions.

Hope Katz
Corporate Vice President, Legal Affairs and Corporate Secretary
Huron Consulting Group Inc.
550 West Van Buren Street
Chicago, IL 60607
Office 312-583-8700 x852022
hkatz@hcg.com